Release:    Immediate    May 16, 2017
CP commends Transport Minister for leadership on LVVR, reviewing details of Transportation Modernization Act
Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) commends the Transport Minister for his commitment to safety with today’s announcement regarding proactive usage of Locomotive Voice and Video Recorders (LVVR), also known as inward-facing cameras.
“Minister Garneau has shown tremendous political leadership with today’s announcement on inward-facing cameras, and I thank him for his commitment to safety,” said CP’s President and CEO Keith Creel. “Having the ability to use this technology in a proactive manner will allow us to prevent incidents and improve rail safety – further protecting the public, our employees and the goods we transport for our customers.”
According to the documents released this morning by Transport Canada, the “Transportation Modernization Act proposes to amend the Railway Safety Act to mandate the installation of LVVR in locomotive cabs to further enhance the safety of the rail transportation system in Canada,” including allowing for federally-regulated companies “to conduct analysis via random sampling in order to identify safety concerns as part of ongoing safety management; to determine the cause of a reportable accident/incident not being investigated by the TSB; and to address a prescribed safety threat.”

CP, led by Mr. Creel, has taken a leadership role in advocating for LVVR for years, but only if the technology can be used in a proactive way to shape behaviours and prevent accidents before they happen.
“By implementing LVVR as a preventative, proactive, behaviour-changing tool we will promote safe behaviours and improve safety,” Creel said. “We recognize the need to use this technology in a way that is respectful of our employees, and are committed to working closely with government, regulators and the unions to do so."
Earlier this year, CP launched an awareness campaign, www.cprailsafe.ca, that highlights the safety benefits of the proactive use of inward-facing cameras. CP uses LVVR technology in 50 of its locomotives in the U.S. The technology is also being used successfully by others in the U.S. with studies showing a 40-percent reduction in collisions per million miles travelled.
CP continues to review the full details of the Transportation Modernization Act and is working closely with the Ministry of Transport to better understand all of the details before providing further comment.
Forward Looking Statement
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About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.
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Martin Cej
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